     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1994



                                                       REGISTRATION NO. 33-54263

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                          TCI/LIBERTY HOLDING COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         4841                        84-1260157
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
                                 (303) 267-5500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             STEPHEN M. BRETT, ESQ.
                          TCI/LIBERTY HOLDING COMPANY
                                TERRACE TOWER II
                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
                                 (303) 267-5500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    Copy to:
                           ROBERT W. MURRAY JR., ESQ.
                             BAKER & BOTTS, L.L.P.
                                885 THIRD AVENUE
                         NEW YORK, NEW YORK 10022-4834
                                 (212) 705-5000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the Mergers described herein.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the facts and circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Article V, Section E of TCI/Liberty's Amended and Restated Certificate of Incorporation provides as follows:

     A. Limitation On Liability.

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     B. Indemnification.

          a. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         b. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

         c. CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         d. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         e. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     Article II, Section 2.9 of TCI/Liberty's By-laws also contains an indemnity provision, requiring TCI/Liberty to indemnify members of the Board of Directors and officers of TCI/Liberty and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of TCI/Liberty, to the fullest extent provided by the laws of the State of Delaware and TCI/Liberty's Amended and Restated Certificate of Incorporation.

     TCI/Liberty will also enter into indemnification agreements with each person who will become a director prior to the Effective Time (each director, an "indemnitee"). The indemnification agreements will provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of TCI/Liberty or is or was serving at TCI/Liberty's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to TCI/Liberty if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements will provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from TCI/Liberty or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements will provide that after there has been a "change in control" of TCI/Liberty (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, TCI/Liberty will seek legal advice only from independent legal counsel selected by the indemnitee and approved by TCI/Liberty.

     The indemnification agreements will impose upon TCI/Liberty the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under the Delaware General Corporation Law, TCI/Liberty's By-laws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any director or officer of TCI/Liberty if there is such a policy.

     TCI/Liberty may purchase liability insurance policies covering its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

EXHIBIT
NUMBER                                        DESCRIPTION
- ------    ------------------------------------------------------------------------------------
 2        Agreement and Plan of Merger, dated as of January 27, 1994, by and among Tele-
          Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI
          Mergerco, Inc. and Liberty Mergerco, Inc., as amended (included in the Proxy
          Statement/Prospectus as Appendix I).
 3.1      Certificate of Incorporation of TCI/Liberty Holding Company dated January 24, 1994.
 3.2      Form of Amended and Restated Certificate of Incorporation of TCI/Liberty Holding
          Company to be filed in connection with the Mergers described in the Proxy
          Statement/Prospectus included in the Registration Statement.
 3.3      Bylaws of TCI/Liberty Holding Company as adopted January 25, 1994.
 3.4      Form of Bylaws of TCI/Liberty Holding Company to be adopted in connection with the
          Mergers described in the Proxy Statement/Prospectus included in the Registration
          Statement.
 4.1      Specimen Stock Certificate for the Class A Common Stock, par value $1.00 per share, of TCI/Liberty Holding Company.
 4.2      Specimen Stock Certificate for the Class B Common Stock, par value $1.00 per share, of TCI/Liberty Holding Company.
 4.3      Specimen Stock Certificate for the Class B 6% Cumulative Redeemable Exchangeable
          Junior Preferred Stock, par value $.01 per share, of TCI/Liberty Holding Company.
 4.4      Form of Amended and Restated Certificate of Incorporation of TCI/Liberty Holding
          Company (included as Exhibit 3.2).
 4.5      Form of Junior Exchange Note Indenture.
 5        Opinion of Baker & Botts, L.L.P. regarding legality of securities being requested.
 8        Tax Opinion of Baker & Botts, L.L.P. regarding certain Federal income tax matters.
10.1      TCI/Liberty 1994 Stock Incentive Plan (included in the Proxy Statement/Prospectus as
          Appendix IV).

EXHIBIT
NUMBER                                        DESCRIPTION
- ------    ------------------------------------------------------------------------------------
10.2      Restated and amended Employment Agreement, dated as of November 1, 1992, between
          Tele-Communications, Inc. and Bob Magness. (Incorporated herein by reference to
          Tele-Communications Inc.'s Annual Report on Form 10-K for the year ended December
          31, 1992, as amended by Form 10-K/A (amendment No. 1) Commission File No. 0-5550.)
10.3      Restated and amended Employment Agreement, dated as of November 1, 1993, between
          Tele-Communications, Inc. and John C. Malone. (Incorporated herein by reference to
          Tele-Communications Inc.'s Annual Report on Form 10-K for the year ended December
          31, 1992, as amended by Form 10-K/A (Amendment No. 1) Commission File No. 0-5550.)
10.4      Employment Agreement, dated as of November 1, 1992, between Tele-Communications,
          Inc. and J.C. Sparkman. (Incorporated herein by reference to Tele-Communications
          Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992, as amended by Form 10-K/A (amendment No. 1) Commission File No. 0-5550.)
10.5      Employment Agreement, dated as of November 1, 1992, between Tele-Communications,
          Inc. and Fred A. Vierra. (Incorporated herein by reference to Tele-Communications
          Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992, as amended by Form 10-K/A (amendment No. 1) Commission File No. 0-5550.)
10.6      Employment Agreement, dated as of February 8, 1991, between Liberty Media
          Corporation and John C. Malone. (Incorporated herein by reference to Amendment No.
          6, dated February 11, 1991, to Liberty Media Corporation's Registration Statement on
          Form S-4 (No. 33-37673)).
10.7      First Amendment, dated October 24, 1991, to Employment Agreement between Liberty
          Media Corporation and John C. Malone. (Incorporated herein by reference to Liberty
          Media Corporation's Current Report on Form 8-K, dated October 24, 1991).
10.8      Form of Indemnification Agreement.
10.9      Qualified Employee Stock Purchase Plan of Tele-Communications, Inc., as amended.
          (Incorporated herein by reference to the Tele-Communications, Inc. Registration
          Statement on Form S-8 (Commission File No. 33-59058)).
21        Subsidiaries of TCI/Liberty Holding Company.
23.1      Consent of KPMG Peat Marwick.*
23.2      Consent of KPMG Peat Marwick.*
23.3      Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
23.4      Consent of Baker & Botts, L.L.P. (included in Exhibit 8).
23.5      Consent of KPMG Peat Marwick.*
23.6      Consent of Steven Pressman & Co.*
23.7      Consent of KPMG Peat Marwick.*
23.8      Consent of Arthur Andersen & Co.*
23.9      Consent of KPMG Peat Marwick.*
23.10     Consent of KPMG Peat Marwick.*
23.11     Consent of KPMG Peat Marwick.*
23.12     Consent of Ernst & Young.*
24        Power of Attorney (included herein on pages II-9).
99.1      Forms of Proxy for Special Meeting of Tele-Communications, Inc.
99.2      Forms of Proxy for Special Meeting of Liberty Media Corporation.
99.3      Form of Voting Instructions for Use by Participants in United Artist Entertainment
          Employee Stock Ownership Plan.

EXHIBIT
NUMBER                                        DESCRIPTION
- ------    ------------------------------------------------------------------------------------
99.4      Form of Notice of Participants in United Artist Entertainment Employee stock
          Ownership Plan.

- ---------------

* Filed herewith


(b)  Financial Statement Schedules.

    (i)  Tele-Communications, Inc.

         Schedule II -- Amounts Receivable from Related Parties and Employees
         Other Than Related   Parties,
           Years ended December 31, 1993, 1992 and 1991*

        Schedule III -- Condensed Information as to the Financial Position of Tele-Communications, Inc., December 31, 1993 and 1992; Condensed Information as to the Operations and Cash Flows of Tele-Communications, Inc.
           Years ended December 31, 1993, 1992 and 1991*

        Schedule V -- Property and Equipment,
           Years ended December 31, 1993, 1992 and 1991*

        Schedule VI -- Accumulated Depreciation of Property and Equipment, Years ended December 31, 1993, 1992 and 1991*

        Schedule VII -- Guarantees of Securities of Other Issuers, December 31, 1993*

        Schedule VIII -- Valuation and Qualifying Accounts,
               Years ended December 31, 1993, 1992 and 1991*

        Schedule IX -- Short-Term Borrowings,
               Years ended December 31, 1993, 1992 and 1991*

        Schedule X -- Supplementary Statement of Operations Information, Years ended December 31, 1993, 1992 and 1991*

   (ii)  Liberty Media Corporation

         Schedule I -- Marketable Securities -- Other Investments, December 31, 1993**

        Schedule III -- Condensed Information as to the Financial Position of Liberty Media Corporation, December 31, 1993 and 1992; Condensed Information as to the Operations and Cash Flows of Liberty Media Corporation,
           Years ended December 31, 1993 and 1992 and Nine Months ended December 31, 1991**

        Schedule IV -- Indebtedness of Related Parties,
           Years ended December 31, 1993 and 1992
           Nine months ended December 31, 1991 and Three months ended March 31, 1991**

        Schedule VII -- Guarantees of Securities of Other Issuers, December 31, 1993**

        Schedule VIII -- Valuation and Qualifying Accounts,
           Years ended December 31, 1993 and 1992
           Nine months ended December 31, 1991 and Three months ended March 31, 1991**

        Schedule X -- Supplementary Statement of Operations Information Years ended December 31, 1993 and 1992

           Nine months ended December 31, 1991 and Three months ended March 31, 1991**
- ---------------
* Incorporated herein by reference to the same schedule included as part of Tele-Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No. 0-5550).

** Incorporated herein by reference to the same schedule included as part of Liberty Media Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No. 0-19036).

(c)  Reports, Opinions or Appraisals.

     (1) Opinion of CS First Boston (included in the Proxy Statement/Prospectus as Appendix II)


     (2) Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included in the Proxy Statement/Prospectus as Appendix III).


ITEM 22. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, provided, in the case of a transaction that (but for the possibility of integration with other transactions) would itself qualify for an exemption from registration, that
     (i) such transactions by itself or when aggregated with other such transactions made since the filing of the most recently audited financial statements of the Registrant would have a material financial effect upon the Registrant and (ii) the information required to be supplied in a post-effective amendment by this paragraph 6 is not contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON JUNE 27, 1994.


                                          TCI/LIBERTY HOLDING COMPANY


                                          By: /s/        Stephen M. Brett

                                              Name: Stephen M. Brett
                                              Title: Executive Vice President
                                                     and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                  SIGNATURE                                 TITLE                      DATE
- --------------------------------------------------------------------------------  --------------
                          *                         Chairman of the Board          June 27, 1994
(Bob Magness)                                           and Director

                          *                        President and Director          June 27, 1994
(John C. Malone)                                (Principal Executive Officer)

                          *                       Executive Vice President         June 27, 1994
(Donne F. Fisher)                                       and Director
                                                  (Principal Financial and
                                                     Accounting Officer)

                          *                               Director                 June 27, 1994
(Jerome H. Kern)

                          *                               Director                 June 27, 1994
(John W. Gallivan)

                          *                               Director                 June 27, 1994
(Kim Magness)

                          *                               Director                 June 27, 1994
(Robert A. Naify)

                          *                               Director                 June 27, 1994
(Tony Coelho)

                          *                               Director                 June 27, 1994
(R.E. Turner)


*By: /s/  Stephen M. Brett
     Stephen M. Brett
     Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT                                                                                 PAGE
NUMBER                                    DESCRIPTION                                    NO.
- ------    ----------------------------------------------------------------------------  -----
 2        Agreement and Plan of Merger, dated as of January 27, 1994, by and among
          Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding
          Company, TCI Mergerco, Inc. and Liberty Mergerco, Inc., as amended (included in the Proxy Statement/Prospectus as Appendix I).
 3.1      Certificate of Incorporation of TCI/Liberty Holding Company dated January
          24, 1994.
 3.2      Form of Amended and Restated Certificate of Incorporation of TCI/Liberty
          Holding Company to be filed in connection with the Mergers described in the
          Proxy Statement/Prospectus included in the Registration Statement.
 3.3      Bylaws of TCI/Liberty Holding Company as adopted January 25, 1994.
 3.4      Form of Bylaws of TCI/Liberty Holding Company to be adopted in connection with the Mergers described in the Proxy Statement/Prospectus included in the
          Registration Statement.
 4.1      Specimen Stock Certificate for the Class A Common Stock, par value $1.00 per share, of TCI/Liberty Holding Company.
 4.2      Specimen Stock Certificate for the Class B Common Stock, par value $1.00 per share, of TCI/Liberty Holding Company.
 4.3      Specimen Stock Certificate for the Class B 6% Cumulative Redeemable
          Exchangeable Junior Preferred Stock, par value $.01 per share, of
          TCI/Liberty Holding Company.
 4.4      Form of Amended and Restated Certificate of Incorporation of TCI/Liberty
          Holding Company (included as Exhibit 3.2).
 4.5      Form of Junior Exchange Note Indenture.
 5        Opinion of Baker & Botts, L.L.P. regarding legality of securities being requested.
 8        Tax Opinion of Baker & Botts, L.L.P. regarding certain Federal income tax matters.
10.1      TCI/Liberty 1994 Stock Incentive Plan (included in the Proxy
          Statement/Prospectus as Appendix IV).
10.2      Restated and amended Employment Agreement, dated as of November 1, 1992, between Tele-Communications, Inc. and Bob Magness. (Incorporated herein by reference to Tele-Communications Inc.'s Annual Report on Form 10-K for the
          year ended December 31, 1992, as amended by Form 10-K/A (amendment No. 1)
          Commission File No. 0-5550.)
10.3      Restated and amended Employment Agreement, dated as of November 1, 1993, between Tele-Communications, Inc. and John C. Malone. (Incorporated herein by reference to Tele-Communications Inc.'s Annual Report on Form 10-K for
          the year ended December 31, 1992, as amended by Form 10-K/A (Amendment No.
          1) Commission File No. 0-5550.)
10.4      Employment Agreement, dated as of November 1, 1992, between
          Tele-Communications, Inc. and J.C. Sparkman. (Incorporated herein by reference to Tele-Communications Inc.'s Annual Report on Form 10-K for the
          year ended December 31, 1992, as amended by Form 10-K/A (amendment No. 1)
          Commission File No. 0-5550.)
10.5      Employment Agreement, dated as of November 1, 1992, between
          Tele-Communications, Inc. and Fred A. Vierra. (Incorporated herein by reference to Tele-Communications Inc.'s Annual Report on Form 10-K for the
          year ended December 31, 1992, as amended by Form 10-K/A (amendment No. 1)
          Commission File No. 0-5550.)

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
EXHIBIT                                                                                 PAGE
NUMBER                                    DESCRIPTION                                    NO.
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
10.6      Employment Agreement, dated as of February 8, 1991, between Liberty Media
          Corporation and John C. Malone. (Incorporated herein by reference to
          Amendment No. 6, dated February 11, 1991, to Liberty Media Corporation's
          Registration Statement on Form S-4 (No. 33-37673)).
10.7      First Amendment, dated October 24, 1991, to Employment Agreement between
          Liberty Media Corporation and John C. Malone. (Incorporated herein by reference to Liberty Media Corporation's Current Report on Form 8-K, dated
          October 24, 1991).
10.8      Form of Indemnification Agreement.
10.9      Qualified Employee Stock Purchase Plan of Tele-Communications, Inc., as
          amended. (Incorporated herein by reference to the Tele-Communications, Inc.
          Registration Statement on Form S-8 (Commission File No. 33-59058)).
21        Subsidiaries of TCI/Liberty Holding Company.
23.1      Consent of KPMG Peat Marwick.*
23.2      Consent of KPMG Peat Marwick.*
23.3      Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
23.4      Consent of Baker & Botts, L.L.P. (included in Exhibit 8).
23.5      Consent of KPMG Peat Marwick.*
23.6      Consent of Steven Pressman & Co.*
23.7      Consent of KPMG Peat Marwick.*
23.8      Consent of Arthur Andersen & Co.*
23.9      Consent of KPMG Peat Marwick.*
23.10     Consent of KPMG Peat Marwick.*
23.11     Consent of KPMG Peat Marwick.*
23.12     Consent of Ernst & Young.*
24        Power of Attorney (included herein on pages II-9).
99.1      Forms of Proxy for Special Meeting of Tele-Communications, Inc.
99.2      Forms of Proxy for Special Meeting of Liberty Media Corporation.
99.3      Form of Voting Instructions for Use by Participants in United Artist
          Entertainment Employee Stock Ownership Plan.
99.4      Form of Notice of Participants in United Artist Entertainment Employee stock
          Ownership Plan.


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* Filed herewith


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